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                                                                   Exhibit 10.27


                             LOAN PURCHASE CONTRACT

     THIS LOAN PURCHASE CONTRACT (the "CONTRACT"), is entered into as of the 7th day of September, 2001 (the "EFFECTIVE Date") by and between FOOTHILL CAPITAL CORPORATION, a California corporation (the "SELLER") and OLD HILL PARTNERS, INC., a Delaware corporation (the "PURCHASER"). For good and valuable consideration, the receipt and sufficiency of which are acknowledged by Seller and Purchaser, and in consideration of the mutual covenants set forth in this Contract, Seller and Purchaser hereby agree as follows:

     1.   Sale and Purchase.

          (a) Seller agrees to sell, convey, transfer and assign to Purchaser, and Purchaser agrees to purchase and accept from Seller, for the Purchase Price (as hereinafter defined), on and subject to the terms and conditions set forth in this Contract, all right, title and interest in and to, and does hereby delegate its obligations in respect of, each of the following:

                    (1) That certain Consolidated, Amended, and Restated Loan
               and Security Agreement dated as of August 22, 1996, by and between Seller and Mountasia Entertainment International, Inc. (now known as Malibu Entertainment Worldwide, Inc.) and forty-five of its direct and indirect subsidiaries identified therein, together with the exhibits and schedules thereto (as amended, extended and modified, the "LOAN AGREEMENT"). All initially capitalized terms not defined herein shall have the respective meanings ascribed thereto in the Loan Agreement. For purposes of this Contract, Malibu Entertainment Worldwide, Inc. ("MALIBU") and any of its subsidiaries and its affiliates who are or may be indebted or obligated in any manner under the Loan Agreement or any of the other Loan Documents (as hereinafter defined) shall be referred to as the "OBLIGORS";

                    (2) Those certain deeds of trust, leasehold deeds of trust, and mortgages (collectively, and as amended, extended and modified, the "MORTGAGES") described in the attached Exhibit A;

                    (3) Those certain pledges of capital stock (as amended, extended and modified, the "STOCK PLEDGES"), together with all stock certificates and stock powers delivered in connection therewith and relating thereto, all as more particularly described in the attached Exhibit A;

                    (4) Those certain trademark security agreements and/or collateral assignment documents (as amended, extended and modified, the "SECURITY AGREEMENTS") described in the attached Exhibit A;

                    (5) Those certain collateral loan documents (as amended, extended and modified, the "COLLATERAL LOAN DOCUMENTS") described in the attached Exhibit A;

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              (6) Any and all blocked bank deposit accounts, other bank deposit accounts or assignable utility, escrow, security, damage, lease, tax insurance or any other deposits of an Obligor (collectively, the "DEPOSITS");

              (7) Any other Collateral not otherwise described above;

              (8) All other principal obligations that the Loan Agreement, Mortgages, Stock Pledges, Security Agreements, Collateral Loan Documents, Deposits, any of the Additional Loan Documents (as hereinafter defined) or other items secure, including, without limitation, any right of Seller to make one or more new, additional or future loans to any of the Obligors and to obtain or receive retroactive rank on such liens and security interests with respect to such new, additional or future loans; and

              (9) All other instruments, agreements or documents of any kind affecting or relating to the Loan or any of the Properties (as hereinafter defined), or executed in connection with or as security for the Loan, including but not limited to any and all guarantees, security agreements, indemnities, collateral assignments, UCC-1 financing statements and continuation statements and amendments and assignments thereof, pledge agreements, financial statements, operating reports, appraisals, analyses, site plans, surveys, soil and substrata studies, plans and specifications, engineering plans and studies, title insurance commitments policies, environmental site assessments or reports, modification agreements, renewal or extension agreements, assignments of rents, assignments of leases, assumption agreements, intercreditor agreements, consents to conveyances and applications for such consents, copies of any and all leases and subleases covering or affecting any of the Properties, and any attornment, subordination, or nondisturbance agreements with tenants or subtenants, boundary line agreements, judgments, court orders or decrees declaring or otherwise relating to the ownership, use, possession or boundary lines of any of the Properties, encroachment agreements, laborer's or materialmen's lien claim notices, lien affidavits, closing and disbursement statements, casualty and liability insurance policies, endorsements and certificates, property tax bills and receipts, correspondence with taxing authorities, licenses, building or other permits, certificates of occupancy, demolition permits, construction contracts, and payment and performance bonds, and any other information gathered by Seller in connection with Seller's decision to make the Loan or obtained or created by, or provided to Seller, during Seller's ownership of the Loan (collectively, the "ADDITIONAL LOAN DOCUMENTS"). The tracts of land and/or the locations identified and described on the attached Exhibit B are hereinafter collectively called the "PROPERTIES".

               (b) All of the instruments and documents described or referred to in Section 1(a) above are collectively called the "LOAN DOCUMENTS." The indebtedness evidenced by the Loan Agreement and the other Loan Documents are hereinafter collectively called the "LOAN." The Seller's interest in and rights under the Loan and the Loan Documents shall be conveyed, assigned and transferred to Purchaser at the Closing (as hereinafter defined), without recourse to Seller (except with respect to the representations and warranties set forth in Section 10 below), free and clear of all liens, encumbrances, defenses, charges, security interests, rights of offset, deductions or other claims of whatever nature.



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          (c) Retained Rights. The foregoing to the contrary notwithstanding, the following rights and claims shall belong to and be retained by Seller and shall not be transferred to Purchaser pursuant to this Contract: any and all payments made to Seller by an Obligor on or before the Closing Date (as defined below).

     2. Assumption. For and in consideration of the transfer of rights by Seller set forth in Section 1 hereof and the other consideration set forth herein, and effective as of the Effective Date, Purchaser does hereby accept the foregoing assignment of rights and delegation of obligations, and does hereby assume and covenant and agree fully, completely and timely to perform, comply with and discharge, each and all of the obligations, duties, liabilities, obligations and responsibilities of every type and nature whatsoever and howsoever arising under or as a result of the Loan Documents. From and after the Effective Date:
Purchaser shall be bound as a party to the Loan Documents and by the obligations of Seller thereunder to the fullest extent permitted under the applicable Loan Documents, and (b) Seller shall be released from Seller's obligations under the Loan Agreement and the other Loan Documents.

     3. Credit Determination: Limitations on Seller's Liability. It is understood and agreed that Purchaser has independently made its own credit determinations and analysis based upon such information as Purchaser deems sufficient to enter into the transaction contemplated hereby and not based on any statements or representations by Seller that it will, independently and without reliance upon Seller and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement. It is understood and agreed that the assignment and assumption hereunder are made WITHOUT RECOURSE to Seller and that Seller makes no representation or warranty of any kind to Purchaser and shall not be responsible for (except as set forth in Section 10 below) (a) due execution, legality, validity, enforceability, genuineness, sufficiency, value or collectability of the Loan Agreement or any other Loan Document, including without limitation, documents granting the Seller a security interest in assets of the Obligors, (b) any representation, warranty or statement made in or in connection with any of the Loan documents, (c) the financial condition or creditworthiness of the Obligors, (d) the performance or compliance with any of the terms or provisions of any of the Loan Documents,
(e) inspecting any of the property, books or records of the Obligors or (f) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to securing or purporting to secure the Loans. Neither Seller nor any of its officers, directors, employees, agents or attorneys shall be liable for any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents, except for its or their own gross negligence or willful misconduct.

     4. Purchase Price.

          (a) The Purchase Price (the "PURCHASE PRICE") to be paid by Purchaser to Seller for the Loan is Eleven Million Seven Hundred Fifty Thousand and No/100 Dollars ($11,750,000.00). Seller hereby expressly agrees that it shall accept the Purchase Price in full satisfaction of any and all amounts or charges (including but not limited to principal payments, interest payments, costs, expensed, and fees or charges of any type or character, including but not limited to exit fees, forbearance fees or any other fees) due and payable, or to become due and payable (but which have not been paid prior to the Closing
Date), to Seller by the Obligors, or


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any of them, under the Loan Agreement and/or any other Loan Document on or after the Closing Date (as hereinafter defined). Without limiting the generality of the foregoing, Seller and Purchaser agree that the Purchase Price shall be deemed to include all interest, fees, and any other amounts of any kind or nature due and payable by Obligors to Seller under the Loan Agreement through the Closing Date (other than the Fifteenth Amendment Fee required by the Amendment (as hereinafter defined), which Fifteenth Amendment Fee shall be paid by the Obligors as set forth in the Amendment, all amounts previously paid by the Obligors to the Seller prior to the Closing Date, and the fees, costs and expenses described in Section 7(b)(3) of this Contract), and that there shall be no proration of interest between Seller and Purchaser with respect to the month in which the Closing Date occurs.

               (b) The Purchase Price shall be payable in cash at the Closing,

               (c) (Intentionally Omitted)

     5. (Intentionally Omitted)

     6. (Intentionally Omitted)

     7. Closing and Post-Closing.

               (a) The Closing ("CLOSING") of the sale of the Loan by Seller to Purchaser shall occur in Dallas, Texas (or at such other location as may be mutually agreed upon by Seller and Purchaser) on or before September 7, 2001 (the "CLOSING DATE"). Notwithstanding anything contained in this Section 7, if Seller delays its performance of an obligation required under this Contract which is a condition to Purchaser's obligations, the Closing Date shall be extended, at Purchaser's option (in addition to and without waiver of any other right or remedy provided to Purchaser under this Contract), for the number of days the performance of such obligation were delayed.

               (b) At the Closing, all of the following shall occur, all of which shall be deemed concurrent conditions:

                    (1) Seller, at Seller's sole cost and expense, shall deliver or cause to be delivered to Purchaser the following:

                         (i) The originals of the Loan Documents, each of which
             shall be transferred and assigned to Purchaser in accordance with the terms thereof and in a manner that shall be satisfactory to Purchaser in Purchaser's sole good faith discretion and that shall transfer at Closing all of Seller's rights, title and interest, in to and under the Loan Documents; provided however that in any event
             (A) such Loan Documents and Loans will be sold by Seller and purchased by Purchaser on an "as is" basis, and (B) all assignments of the Loan and the Loan Documents by Seller shall be made "without recourse" to the Seller;

                         (ii) All escrows, if any, held by Seller and any
             account records reflecting amounts held in escrow by the Seller on the Closing Date of whatever kind or character relating to the Loan;



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
                    (iii) An estoppel certificate (the "SELLER'S ESTOPPEL CERTIFICATE") for the loan, in the form attached hereto as Exhibit C, dated as of the Closing Date and fully executed by the Seller, which shall certify, among other things, the amount of the outstanding principal balance of the Loan as of the Closing Date;

                    (iv) A Borrower's Estoppel Certificate executed by Malibu in the form attached hereto as Exhibit D; and

                    (v) Evidence satisfactory to Purchaser or Stewart Title North Texas in Dallas, Texas (the "TITLE COMPANY") that the person executing any documents at the Closing on behalf of Seller has full right, power and authority to do so.

               (2) Purchaser, at Purchaser's sole cost and expense, shall deliver or cause to be delivered to Seller the following:

                    (i) A wire transfer of immediately available federal funds or such other means of funding reasonably acceptable to Seller in an amount of money equal to the Purchase Price; and

                    (ii) Evidence satisfactory to Seller and the Title Company that the person executing any documents at the Closing on behalf of Purchaser has full right, power and authority to do so.

               (3) Seller and Purchaser shall each pay their respective attorneys' fees incurred in connection with the negotiation of this Contract and the Closing, and shall each pay one-half (1/2) of any escrow fee, recording fees, and documentary stamp or transfer taxes charged in connection with this Contract or the transactions contemplated hereunder. Other Closing costs will be allocated between Purchaser and Seller in the same manner as closing costs are customarily allocated between the purchaser and seller of commercial real estate in a transaction occurring in Los Angeles, California; provided, however, that Obligors shall pay to Seller, on or before the Closing Date, in full in cash, an amount equal to the aggregate amount of all fees, costs and expenses described in this subsection 7(b)(3) which are incurred by Seller.

          (c) As soon as possible following the Closing Date (and in any event no later than forty-five (45) days following the Closing Date), the following shall occur, all of which shall be obligations of Seller that may be enforced by Purchaser through the remedy of specific performance (without waiving any other remedies or rights that Purchaser may have in the event Seller fails to perform such obligations):

               (1) Seller, at Seller's sole cost and expense, shall deliver or cause to be delivered to Purchaser those executed UCC Assignments (as defined below) that Seller was unable to deliver at Closing; and

               (2) Seller, at Seller's sole cost and expense, shall deliver or cause to be delivered to Purchaser those executed Mortgage Assignments (as defined below) that Seller was unable to deliver at Closing.

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     8. Conditions to Performance by Purchaser.

          (a) Purchaser's obligations under this Contract shall be contingent and specifically conditioned until the Closing upon the following matters:

               (1) All of the representations and warranties of Seller set forth in this Contract shall be true and correct at and as of the Closing in all respects, as though such representations and warranties were made at and as of the Closing;

               (2) Seller shall have delivered, performed, observed and complied with all of the items, instruments, documents, covenants, agreements and conditions required by this Contract to be delivered, performed, observed and complied with by Seller prior to or as of the Closing;

               (3) Seller shall not be in receivership or dissolution, nor have made any assignment for the benefit of creditors, nor admitted in writing its inability to pay its debts as they mature, nor have been adjudicated a bankrupt, nor have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States of America or any state, nor shall any such petition have been filed against it; and

               (4) That certain Amendment Number Fifteen to Consolidated, Amended and Restated Loan and Security Agreement (the "AMENDMENT") shall have been executed by Seller and the Obligors and shall have been delivered by Seller and the Obligors to the Title Company to hold in escrow pending the Closing, and the Obligors shall have consented in writing to the purchase of the Loan and the Loan Documents by Purchaser, which consent shall be evidenced by the Obligors' execution of this Contract. Purchaser has reviewed and is familiar with the terms, conditions and provisions of the Amendment and the side letter between Obligors and Seller dated as of the date of this Contract (the "SIDE LETTER"), and hereby consents to the Amendment and the Side Letter and the execution thereof. Seller and Purchaser hereby agree that anything contained in this Contract and the Amendment to the contrary notwithstanding, all fees payable by Seller under the terms of the Amendment shall be paid by Purchaser, and all fees payable to Seller under the terms of the Amendment shall be paid to Purchaser.

          (b) Any of the conditions set forth in Section 8(a), other than the conditions set forth in Section 8(a)(4), may be waived, in writing, in whole or in part, by Purchaser, in Purchaser's sole discretion, at or prior to the Closing. If any of such conditions is not satisfied or waived, without limiting the provisions of this Section 8, Purchaser may terminate this Contract by giving written notice to Seller prior to or at the Closing, whereupon neither party shall have any further rights, duties or obligations under this Contract.

     9. Conditions to Performance by Seller.

          (a) Seller's obligations under this Contract shall be contingent and specifically conditioned until the Closing upon the following matters:

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               (1) All of the representations and warranties of Purchaser set forth in this Contract shall be true and correct at and as of the Closing in all respects, as though such representations and warranties were made at and as of the Closing;

               (2) Purchaser shall have delivered, performed, observed and complied with all of the items, instruments, documents, covenants, agreements and conditions required by this Contract to be delivered, performed, observed and complied with by Purchaser prior to or as of the Closing;

               (3) Purchaser shall not be in receivership or dissolution, nor have made any assignment for the benefit of creditors, nor admitted in writing its inability to pay its debts as they mature, nor have been adjudicated a bankrupt, nor have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States of America or any state, nor shall any such petition have been filed against it;

               (4) Each Obligor shall have executed and delivered to Seller that certain Termination Agreement and Release, date as of even date herewith, which shall be in form and substance acceptable to Seller; and

               (5) Seller shall have received the payments from the Obligors that are required pursuant to subsection 7(b)(3) of this Contract.

          (b) Any of the conditions set forth in Section 9(a) may be waived, in writing, in whole or in part, by Seller, in Seller's sole discretion, at or prior to the Closing. If any of such conditions is not satisfied or waived, without limiting the provisions of this Section 9, Seller may terminate this Contract by giving written notice to Purchaser prior to or at the Closing, whereupon neither party shall have any further rights, duties or obligations under this Contract.

     10. Seller's Covenants, Agreements, Representations and Warranties.

          (a) Seller covenants and agrees with, and represents and warrants to, Purchaser that:

               (1) Seller shall deliver to Purchaser each of the following as soon as reasonably practicable but in no event later than 45 days after the Closing Date:

                    (i) Assignments of UCC-1 financing statements/UCC-3 financing statement change forms pertaining to the Loan (the "UCC ASSIGNMENTS") in the form required in each jurisdiction in which the applicable UCC financing statements were filed and sufficient to transfer to Purchaser all financing statements relating to the Loan; and

                    (ii) Executed assignments of the Mortgages (the "MORTGAGE ASSIGNMENTS") in the form required for recordation in each jurisdiction in which the applicable Mortgages were filed and sufficient to transfer to Purchaser all of Seller's rights, titles and interests in, to and under the Mortgages;


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               (2) Seller is the sole legal and beneficial owner and holder of the Loan and the rights granted by an Obligor pursuant to the Loan Documents, free and clear of any liens, assessments or claims (the "ENCUMBRANCES"). At the Closing, Purchaser will acquire title to the Loan and the rights granted by an Obligor pursuant to the Loan Documents, free and clear of any and all Encumbrances;

               (3) The information set forth in the Seller's Estoppel Certificate to be delivered at Closing and dated as of the Closing Date shall be true and correct;

               (4) Other than any Events of Default that have been waived in writing by Seller pursuant to (a) Loan Documents that have been provided or disclosed to Purchaser by Seller, (b) the Amendment, or (c) the other agreements executed in connection with this Contract, there are to Seller's knowledge no material Events of Default under the Loan Agreement; as used in this Contract, the phrase "to Seller's knowledge" means solely the current actual knowledge of Greg Gentry and other persons currently working with or for Greg Gentry in the Atlanta, Georgia office of Seller (but not including any constructive or imputed notice of any information), without any independent investigation of any kind;

               (5) Other than (a) the Loan Documents provided or disclosed to Purchaser by Seller, (b) the Amendment, and (c) the other agreements executed in connection with this Contract, to Seller's knowledge, as of the Closing Date, there are no other agreements among Seller and the Obligors that materially impair the ability of Purchaser to liquidate the Collateral or which materially alter the terms of the Loan Agreement;

               (6) Seller has the right, power, legal capacity and authority to execute and deliver this Contract and to consummate the transactions contemplated by the Contract. This Contract has been duly and validly executed and delivered by Seller, constitutes the valid, legal and binding agreement of Seller and is enforceable against Seller in accordance with its terms;

               (7) Seller has delivered to Purchaser for review and purchase true, correct and complete copies (or originals where requested by Purchaser) of all the Loan Documents. Any other information, reports, statements and other data pertaining to the Loan Documents and furnished by or on behalf of Seller prior to or contemporaneously with the execution of this Contract are and shall be true, correct and complete and do not and shall not omit to state any fact or circumstance necessary to make the information contained therein not misleading;

               (8) The execution, delivery, and performance of this Contract and the endorsement and delivery of the Loans do not and will not contravene or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect and applicable to Seller, or result in a breach of, or constitute a default (with or without the giving of notice or the lapse of time or both) under any indenture or any loan, credit or other agreement to which Seller is a party or by which Seller or its property may be bound or affected;



                                       8
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               (9)  Prior to Closing, Seller shall obtain any written consents and approvals as may be necessary or required to permit Seller to perform Seller's obligations under this Contract;

               (10) Seller is a California corporation duly organized under the laws of the State of California and is currently in good standing in all jurisdiction where it is qualified to conduct business;

               (11) The individual or individuals executing this Contract and any and all documents contemplated herein on behalf of Seller has or have the legal power, right and actual authority to bind Seller to the terms and conditions in the Contract and in those documents;

               (12) No permission, approval or consent of any person, entities or governmental authorities is required for Seller to enter into this Contract or to consummate this Contract, except the consent of Malibu for the sale of the Loan and the Loan Documents; and

               (13) No representation, warranty, or statement of Seller in this Contract or in any document, certificate, or schedule furnished, to be furnished, or to be available to Purchaser pursuant to this Contract contains any misleading statements or facts or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading. All such representations, warranties or statements of Seller are based, to the best of Seller's knowledge, upon current, accurate and complete information as of the time of their making, and there has been, to Seller's knowledge, no material adverse change in such information subsequent thereto.

         (b) The representations, warranties and covenants of Seller set forth in this Section 10 and elsewhere in this Contract shall be subject to the following terms and conditions:

               (1) The representations, warranties and covenants of Seller shall be deemed to be made both as of the Effective Date and as of the Closing, except to the extent that Seller otherwise notifies Purchaser in writing at or prior to Closing. If Seller does so notify Purchaser in writing at or prior to Closing, or if Purchaser discovers independently, that any of such representations, warranties and covenants is no longer true, Purchaser shall have the option either to (i) terminate this Contract by written notice to Seller, whereupon neither party shall have any further rights, duties or obligations under the Contract, or (ii) waive such representation, warranty or covenant and close the purchase of the Loans;

               (2) No investigation or inspection by Purchaser or Purchaser's representatives shall be deemed to have in any way diminished or waived the representations, warranties and covenants of Seller set forth in this Contract, unless Purchaser shall have acknowledged actual knowledge of such matters in writing prior to the Closing.

     11. Purchaser's Covenants, Agreements, Representation and Warranties.

          (a) Purchaser covenants and agrees with, and represents and warrants to, Seller that:


                    (1) Purchaser has the right, power, legal capacity and authority to execute and deliver this Contract and to consummate the transactions contemplated by the Contract. This Contract has been duly and validly executed and delivered by Purchaser constitutes the valid, legal and binding agreement of Purchaser and is enforceable against Purchaser in accordance with its terms;

                    (2) The execution, delivery, and performance of this Contract do not and will not contravene or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect and applicable to Purchaser, or result in a breach of, or constitute a default (with or without the giving of notice or the lapse of time or both) under any indenture or any loan, credit or other agreement to which Purchaser is a party or by which Purchaser or its property may be bound or affected;

                    (3) Purchaser shall not institute or take any action (including any judicial action or proceeding) in the name of Seller or any subsidiary or affiliate of Seller, provided that Purchaser shall advise each Obligor and any other parties to the Loan Documents whose notification is required pursuant to the terms of the Loan Documents, and may advise any other third parties, of the assignment of the Loans and the Loan Documents and that Purchaser is the assignee of Seller with respect thereto and shall also specify Purchaser's notice/contact information in accordance with the Loan Documents; from and after the Closing Date, Purchaser shall not mislead the Obligors as to Purchaser's identity and shall promptly disclose in writing to Obligors that Purchaser has become the owner of the Loans and the assignee of the Loan Documents;

                    (4) Purchaser is a Delaware corporation duly organized under the laws of Delaware and is currently in good standing in all jurisdictions where it is qualified to conduct business;

                    (5) The individual or individuals executing this Contract and any and all documents contemplated herein on behalf of Purchaser has or have the legal power, right and actual authority to bind Purchaser to the terms and conditions in the Contract and in those documents; and

                    (6) No permission, approval or consent of any person, entities or governmental authorities is required for Purchaser to enter into this Contract or to consummate this Contract, except the consent of Malibu for the sale of the Loan and the Loan Documents.

     12. Agents. Any broker, agent or finder (the "AGENT") engaged by either party to this Contract shall be paid by the party engaging such Agent when the Closing occurs, with such payment to be made in accordance with the terms and conditions of a separate agreement by and between the Agent and the party engaging such Agent. Purchaser shall indemnify, defend and hold harmless Seller against all claims, liabilities, costs, damages and expenses of any nature arising out of any claim, demand or liability to or asserted by any Agent, licensed or otherwise,

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
claiming to have acted on behalf of or to have dealt with Purchaser in connection with the transactions contemplated by this Contract. Seller shall indemnify, defend and hold harmless Purchaser against all claims, liabilities, costs, damages and expenses of any nature arising out of any claim, demand or liability to or asserted by any Agent, licensed or otherwise, claiming to have acted on behalf of or to have dealt with Seller in connection with the transactions contemplated by this Contract. The provisions of this Section 12 shall survive the Closing and any termination of this Contract.

     13. Seller to Forward Certain Documents. After the Closing Date, Seller will promptly forward to Purchaser within three (3) days after the Seller's receipt thereof any payments and copies of any correspondence received by Seller in connection with the Loan or any of the Loan Documents. Any checks received by Seller after the Closing Date and representing payments under or in connection with the Loan or any of the Loan Documents shall be endorsed by Seller to Purchaser without recourse and promptly delivered to Purchaser in accordance with the immediately preceding sentence.

     14. Notices. All notices required or delivered pursuant to the terms hereof shall be delivered to the appropriate party, at the address shown below, by hand delivery, confirmed facsimile, Federal Express or other national overnight courier, or by certified mail, return receipt requested, postage prepaid and shall be deemed delivered upon receipt, or, if earlier, when deposited in the United States mail. Any party hereto may change its address for notices hereunder by giving at least five (5) business days' prior written notice of its new address to the other party hereto as provided herein:

          Purchaser:

          Old Hill Partners Inc.
          22 Thorndal Circle
          Darien, CT 06820
          Attn: Jeff Saye
          Telephone Number: 203-656-3004
          Facsimile Number: 203-656-3008

          with copy to:

          Peper Hamilton, LLP
          1201 Market Street, Suite 1600
          Wilmington, Delaware 19801
          Attn: Richard P. Eckman, Esq.
          Telephone Number: 302-777-6560
          Facsimile Number: 302-656-8865

          Seller:

          Foothill Capital Corporation
          1000 Abernathy Road, Suite 1450
          Atlanta, GA 30328
          Attn: Greg Gentry

          Telephone Number: 770-508-1354
          Facsimile Number: 770-508-1375

          with copy to:

          Brobeck, Phleger & Harrison, LLP
          550 South Hope Street
          Los Angeles, California 90071
          Attn: John Francis Hilson, Esq.
          Telephone Number: 213-745-3412
          Facsimile Number: 213-239-1234

     15. Entire Agreement. This Contract (including the exhibits attached hereto) contains the entire agreement between Seller and Purchaser, and no oral statements or prior written matter not specifically incorporated in this Contract shall be of any force and effect. No variation, modification or changes of this Contract shall be binding on either party unless set forth in a document executed by the parties hereto or a duly authorized agent, officer or representative thereof.

     16. Assigns. This Contract shall inure to the benefit of and be binding on the parties hereto and their respective legal representatives, successors and assigns. Either party may assign its rights under this Contract at any time at or prior to Closing to any other person or entity. Seller agrees that if Purchaser assigns its rights to this Contract such assignment will have the effect of fully releasing Purchaser from any and all of Purchaser's obligations and liability pursuant to this Contract. Notwithstanding the previous sentence, upon any such assignment, Seller further agrees to execute any such documents as Purchaser may require to effectuate Seller's intent of releasing Purchaser from any and all obligations and liability with regard to the Contract.

     17. Time of the Essence. Time is of the essence in the execution and performance of this Contract and of each of its provisions.

     18. Terminology. The captions beside the section numbers of this Contract are for reference only and shall not modify or affect this Contract in any manner whatsoever. Whenever required by the context, any gender shall include any other gender, the singular shall include the plural, and the plural shall include the singular.

     19. GOVERNING LAW. THIS CONTRACT, AND ANY CAUSE OF ACTION ARISING OUT OF THIS CONTRACT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     20. VENUE; WAIVER OF JURY TRIAL. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS CONTRACT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK. EACH PARTY HERETO WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS CONTRACT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT

CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY HERETO REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS CONTRACT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     21. Severability. If any one or more of the provisions contained in this Contract shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision, and this Contract shall be construed as if such invalid, illegal or unenforceable provision had never been contained in this Contract.

     22. Foreign Person. If Seller is not a "foreign person," as defined in
Section 1445 of the Internal Revenue Code of 1986, as amended (the "FEDERAL TAX LAW") then at the Closing, Seller will deliver to Purchaser a certificate so stating, in a form complying with the Federal Tax Law. If Seller is a "foreign person" or if Seller fails to deliver the required certificate at the Closing, then in either event the funding to Seller at the Closing will be adjusted to the extent required to comply with the withholding provisions of the Federal Tax Law; and although the amount withheld will still be paid at the Closing by Purchaser, it will be retained by a mutually acceptable escrow agent for delivery to the Internal Revenue Service together with the appropriate Federal Tax Law forwarding forms (and with copies being provided both to Seller and to Purchaser). The following parties are approved as mutually acceptable escrow agents if withholding is warranted in accordance with the immediately preceding sentence (listed in order of decreasing preference): the Title Company, the Purchaser's "independent CPA" (i.e., a certified public accountant who is associated with an independent CPA firm), the Seller's "independent CPA" or a financial institution mutually acceptable to Seller and Purchaser.

     23. Rules of Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Contract, and the parties agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Contract or any amendments or exhibits hereto.

     24. Attorneys' Fees. If any litigation arises between any of the parties hereto with respect to this Contract, the subject matter hereof or any agreement executed pursuant to or in connection with this Contract, the prevailing party shall be entitled to recover its reasonable costs and expenses, including, without limitation, attorneys' fees and court costs, incurred as a result of or in connection with such litigation.

     25. Further Acts and Assurances. Seller agrees to perform, execute and/or deliver or cause to be performed, executed and/or delivered at the Closing or after the Closing, any and all further acts, deeds and assurances as Purchaser may reasonably require (i) to evidence and invest in Purchaser the ownership of the Loan and the Loan Documents, and (ii) to consummate the transactions contemplated hereby. Purchaser agrees to perform, execute and/or deliver or cause to be performed, executed and/or delivered at the Closing or after the Closing, any and all further acts, deeds and assurances as Seller may reasonably require to consummate the transactions contemplated hereby.

     26. No Third Party Beneficiaries. The representations and warranties of Seller and Purchaser in this Contract are made only by Seller to Purchaser personally and by Purchaser to Seller personally and are not assignable by Purchaser or by Seller, and are not subject to enforcement by any other Person; provided, however, that the representations and warranties of Seller may be assigned by Purchaser to any assignee to whom Purchaser may sell the Loan and the Loan Documents, and may be enforced by any such assignee of Purchaser. This Contract is entered into for the sole protection and benefit of the parties hereto and their respective successors and assigns (including any assignee of Purchaser to whom Purchaser may sell the Loan and the Loan Documents), and no other Person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Contract.

     27. Counterparts. This Contract may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Contract.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Contract is executed to be effective for all purposes as of the Effective Date.

                                        SELLER:

                                        FOOTHILL CAPITAL CORPORATION,
                                        a California corporation



                                        By: /s/ Greg Gentry
                                           ____________________________________
                                        Name:  Greg Gentry
                                        Title: Vice President

                                        Date Executed: September 7, 2001



                                        PURCHASER:

                                        OLD HILL PARTNERS INC.,
                                        a Delaware corporation



                                        By: ____________________________________
                                        Name:  John Howe
                                        Title: President

                                        Date Executed: September 7, 2001

     IN WITNESS WHEREOF, this Contract is executed to be effective for all purposes as of the Effective Date.

                                    SELLER:

                                    FOOTHILL CAPITAL CORPORATION,
                                    a California corporation


                                    By:__________________________________
                                    Name:  Greg Gentry
                                    Title: Vice President

                                    Date Executed: September 7, 2001


                                    PURCHASER:

                                    OLD HILL PARTNERS, INC.,
                                    a Delaware corporation


                                    By: /s/ John Howe
                                       __________________________________
                                    Name:  John Howe
                                    Title: President

                                    Date Executed: September 7, 2001

          OBLIGORS' ACKNOWLEDGEMENT

     The undersigned Obligors each hereby approves of, and agrees and consents to, the forgoing Loan Purchase Contract (the "CONTRACT"), dated of even date herewith, between Foothill Capital Corporation, a California corporation ("SELLER"), and Old Hill Partners Inc. a Delaware corporation ("PURCHASER"). Each Obligor covenants and agrees that it will take all actions that are reasonably requested in order to satisfy the conditions and other requirements of, or to facilitate the closing of, the transactions contemplated by the Contract.

          MALIBU ENTERTAINMENT WORLDWIDE, INC., a Georgia corporation MOUNTASIA FAMILY ENTERTAINMENT CENTERS, INC., a Texas corporation MALIBU MANAGEMENT COMPANY, a Georgia corporation
          MALIBU GRAND PRIX CORPORATION, a Delaware corporation
          TUCSON MGPC, INC., an Arizona corporation
          PUENTE HILLS MGPC, INC., a California corporation
          PUENTE HILLS SHOWBOAT MGPC, INC., a California corporation REDONDO BEACH CASTLE MGPC, INC., a California corporation
          REDWOOD CITY CASTLE MGPC, INC., a California corporation
          SAN DIEGO MGPC, INC., a California corporation
          PORTLAND MGPC, INC., an Oregon corporation
          DALLAS CASTLE MGPC, INC., a Texas corporation
          SAN ANTONIO CASTLE MGPC, INC., a Texas corporation
          SAN ANTONIO MGPC, INC., a Texas corporation
          MOUNTASIA DEVELOPMENT COMPANY, a Georgia corporation
          MALIBU GRAND PRIX DESIGN & MANUFACTURING, INC., a
          California corporation
          MALIBU GRAND PRIX FINANCIAL SERVICES, INC., a California corporation
          OFF TRACK MANAGEMENT, INC., a California corporation
          MGP SPECIAL, INC., a California corporation
          AMUSEMENT MANAGEMENT FLORIDA, INC., a Florida corporation
          MALIBU GRAND PRIX CONSULTING, INC., a California corporation MOUNTASIA - MEI INTERNATIONAL, INC. a Georgia corporation MOUNTASIA - MEI LIMITED COMPANY, INC. a California corporation MOUNTASIA - MEI CALIFORNIA, INC. a California corporation MOUNTASIA - MEI INTERNATIONAL, INC. a Georgia corporation, in its capacity as general partner of MOUNTASIA - MEI CALIFORNIA LIMITED PARTNERSHIP, a California limited partnership
          MALIBU CENTERS, INC., a Delaware corporation


          By: /s/ R. Scott Wheeler
             ___________________________________
          Name: R. Scott Wheeler
          Title: Responsible officer for each of the
                 above referenced Persons composing the Obligors

                                   Exhibit A

                                   Mortgages

          a. Mortgages and Security Agreement and Assignment of Leases and Rents for Henderson, NV FunCenter, Clark County, Nevada, in favor of Foothill and filed on August 28, 1996, under Book 960828, Instrument 309, and Book 960828, Book 310;

          b. Open-End Leasehold Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing Mortgages and Security Agreement for Redwood City MGP, San Mateo County, California, in favor of Foothill, filed on October 19, 1998 under File No. 98-169185;

          c. Open-End Leasehold Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing for Redondo Beach Castle MGP, Los Angeles County, California, in favor of Foothill and filed on November 13, 1998 under File No. 98-2083803;

          d. Mortgages and Security Agreement and Assignment of Leases and Rents for Kennesaw, GA Malibu FunCenter, in favor of Foothill and filed on July 16, 1996 in Book 9483, Page 0284, and Book 9843, Page 0289;

          e. Mortgages and Security Agreement and Assignment of Leases and Rents for Tampa, Florida Malibu Grand Prix, Hillsborough County, Florida, in favor of Foothill and filed on September 3, 1996 under Book 8268, Volume 1107, and Book 8268, Volume 1115;

          f. Leasehold Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing for Dallas SpeedZone, Dallas County, Texas, in favor of Foothill and filed on November 4, 1998 in the Deed Records of Dallas County, Texas;

          g. Leasehold Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing for San Antonio MGP, Bexar County, Texas, in favor of Foothill and filed on October 8, 1999 under Book D, Volume 8161, Page 1044;

          h. Deed of Trust, Security Agreement, Fixture Filing and Assignment of Rents for Mountasia of Kingwood, Montgomery County, Texas, in favor of Foothill and filed on August 30, 1996 under File No. 9654353;

          i. Leasehold Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing for Mountasia of North Cobb, Cobb County, Georgia, dated effective as of September 7, 2001, in favor of to be filed; and

          j. Leasehold Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing for Gwinnett MGP, Gwinnett County, Georgia, dated effective as of September 7, 2001, in favor of Foothill to be filed.


                                 Stock Pledges

     Stock Pledge Agreement dated effective August 22, 1996, from Malibu Grand Prix Corporation as pledgor to Seller as pledgee.

     Stock Pledge Agreement dated effective August 22, 1996, from Malibu Entertainment Worldwide, Inc. as pledgor to Seller as pledgee.



                              Security Agreements

                    1. Consolidated, Amended, and Restated Loan and Security Agreement dated as of August 22, 1996, by and between Mountasia Entertainment International, Inc., Forty-Five of its Direct and Indirect Subsidiaries identified herein, and Foothill Capital Corporation ("Foothill"), together with exhibits and schedules, as amended.

                    2. Trademark Security Agreement dated August 22, 1996, and executed by Malibu Entertainment Worldwide, Inc.

                    3. Trademark Security Agreement dated August 22, 1996, and executed by Malibu Grand Prix Corporation.



                           Collateral Loan Documents

        Blocked Depository Account Agreement executed December 19, 1996

                                   Exhibit B

                                   Properties

1.   AUSTIN MGP:
     7417 I-35 North, Travis County, Austin, Texas 78752

2.   COLUMBUS MGP:
     1201 Schrock Road, Franklin County, Columbus, Ohio 43229

3.   DALLAS SpeedZone:
     11130 Malibu Drive, Dallas County, Dallas, Texas 75229

4.   GWINNETT MGP:
     5400 Brook Hollow Pkwy., Gwinnett County, Norcross, Georgia 30071

5.   HOUSTON CASTLE MGP:
     1105 W. Loop North, Harris County, Houston, Texas 77055

6.   KENNESAW SpeedZone:
     3005 George Busbee Pkwy., Cobb County, Kennesaw, Georgia 30144

7.   MOUNTASIA OF HENDERSON:
     2050 Olympic Avenue, Clark County, Henderson, Nevada 89014

8.   MOUNTASIA OF KINGWOOD:
     2600 Eastex Freeway, Montgomery County, Kingwood, Texas 77339

9.   MOUNTASIA OF NORTH COBB:
     175 Ernest Barrett Pkwy., Cobb County, Marietta, Georgia 30066

10.  MOUNTASIA OF PLANO:
     2400 Premier Dr., Collin County, Plano, TX 75075

11.  MOUNTASIA OF WILLOWBROOK:
     17190 Tomball Pkwy., Harris County, Houston, Texas 77064

12.  PORTLAND MGP:
     9405 SW Cascade Ave., Washington County, Beaverton, Oregon 97005

13.  PUENTE HILLS SpeedZone:
     17871 Castleton, Los Angeles County, City of Industry, California 91748

14.  REDONDO BEACH CASTLE MGP:
     2419 Marine Avenue, Los Angeles County, Redondo Beach, California 90278

15.  REDWOOD CITY MGP:
     320 Blomquist, San Mateo County, Redwood City, California 92078

16.  SAN ANTONIO CASTLE MGP:
     3330 Cherry Ridge Dr., Bexar County, San Antonio, Texas 78230

17.  TAMPA MGP:
     14320 N. Nebraska, Hillsborough County, Tampa, Florida 33613

                                   Exhibit C

                         Seller's Estoppel Certificate

STATE OF TEXAS     Section
                   Section
COUNTY OF DALLAS   Section

BEFORE THE UNDERSIGNED NOTARY PUBLIC, ON THIS DAY PERSONALLY APPEARED THE INDIVIDUAL IDENTIFIED BELOW WHO, UPON OATH, AFTER BEING DULY SWORN, DID DEPOSE AND STATE AS FOLLOWS:

1. The undersigned is Vice President of Foothill Capital Corporation, a California corporation ("SELLER") and is duly authorized to execute this Seller's Estoppel Certificate (the "ESTOPPEL CERTIFICATE") on behalf of Seller.

2. This Estoppel Certificate is given to Old Hill Partners Inc., a Delaware corporation ("PURCHASER"), pursuant to that certain Loan Purchase Contract (the "CONTRACT"), dated September 7, 2001 between Seller and Purchaser, under the terms of which the Seller has agreed to sell to Purchaser all of Seller's right, title and interest in that certain Loan (the "LOAN") and those certain Loan Documents (the "LOAN DOCUMENTS") as more particularly described in the Contract.

3. The Seller is the legal and equitable owner and holder of the Loan and the rights granted by an Obligor pursuant to the Loan Documents, and is the legal and equitable owner and holder of all of the liens and security interests arising under the Loan Documents.

4. As of the date of this Estoppel Certificate, the unpaid principal balance of the Loan is $___________, and interest has been paid through _____________, 2001.

5.    The maturity of the Loan has not been accelerated.

6. There are no outstanding liens, encumbrances security interests or claims of any kind against the Loan or the Loan Documents.

7. The Seller will execute and deliver to Purchaser such assignments, documents and instruments reasonably requested by Purchaser to effectuate the purchase of the Loan and the Loan Documents by Purchaser.

8. The Seller is a California corporation, and the undersigned has full power and legal authority to execute this affidavit on behalf of Seller and to transfer, assign and convey the Loan and the Loan Documents, and the liens and security interests arising under the Loan Documents, to Purchaser.

9. The Seller acknowledges that Purchaser is relying upon this Estoppel Certificate in connection with its purchase of the Loan and the Loan Documents and would not purchase the Loan and the Loan Documents without this Estoppel Certificate.

           [THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY.]

Dated: September 7, 2001

                          FOOTHILL CAPITAL CORPORATION

                          By:____________________________
                          Name:  Greg Gentry
                          Title: Vice President



STATE OF TEXAS     Section
                   Section
COUNTY OF DALLAS   Section


     This instrument was acknowledged before me on the 7th day of September, 2001 by Greg Gentry, Vice President of Foothill Capital Corporation, a California corporation, on behalf of said corporation.



                          _______________________________

                          Name:__________________________
                          Notary Public, State of Texas
                          My commission expires:_________

                                   Exhibit D

                        Borrower's Estoppel Certificate


STATE OF TEXAS     Section
                   Section
COUNTY OF DALLAS   Section

BEFORE THE UNDERSIGNED NOTARY PUBLIC, ON THIS DAY PERSONALLY APPEARED THE INDIVIDUAL IDENTIFIED BELOW WHO, UPON OATH, AFTER BEING DULY SWORN, DID DEPOSE AND STATE AS FOLLOWS:

1. The undersigned is Chief Financial Officer of Malibu Entertainment Worldwide, Inc., a Georgia corporation ("BORROWER"), and is duly authorized, and has full power and legal authority, to execute this Borrower's Estoppel Certificate (the "BORROWER'S CERTIFICATE") on behalf of Borrower and on behalf of certain of Borrower's subsidiaries (the "SUBSIDIARIES") that are parties to, and obligors under, the Loan (as defined hereinafter) and the Loan Documents (as defined hereinafter).

2. This Borrower's Certificate is given to Old Hill Partners Inc., a Delaware corporation ("PURCHASER"), pursuant to that certain Loan Purchase Contract (the "CONTRACT"), dated September 7, 2001 between Purchaser and Foothill Capital Corporation, a California (the "SELLER"), under the terms of which the Seller has agreed to sell to Purchaser all of Seller's right, title and interest in that certain Loan (the "LOAN") and those certain Loan Documents (the "LOAN DOCUMENTS") as more particularly described in the Contract.

3. Borrower and the Subsidiaries are the only obligors under the Loan and the Loan Documents.

4. As of the date of this Borrower's Certificate, the unpaid principal balance of the Loan is $____________, and interest has been paid through _________________, 2001.

5.   The maturity of the Loan has not been accelerated.

6. To the best of Borrower's knowledge, there currently exists no Event of Default under the Loan or the Loan Documents, and there currently exists no event that, with the giving of notice or the lapse of time, or both, would give rise to an Event of Default.

           [THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY.]

 7. Borrower acknowledges that Purchaser is relying upon this Borrower's Certificate in connection with its purchase of the Loan and the Loan Documents and would not purchase the Loan and the Loan Documents without this Borrower's Certificate.


Dated: September 7, 2001

                          MALIBU ENTERTAINMENT WORLDWIDE, INC.

                          By:____________________________
                          Name:  R. Scott Wheeler
                          Title: Chief Financial Officer



STATE OF TEXAS     Section
                   Section
COUNTY OF DALLAS   Section


     This instrument was acknowledged before me on the 7th day of September, 2001 by R. Scott Wheeler, Chief Financial Officer of Malibu Entertainment Worldwide, Inc., a Georgia corporation, on behalf of said corporation



                          _______________________________

                          Name:__________________________
                          Notary Public, State of Texas
                          My commission expires:_________